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                                                                   Exhibit 10.28

                  [LETTERHEAD OF BERMUDA MONETARY AUTHORITY]

--------------------------------------------------------------------------------
Burnaby House                                                  Jeremy Cox
26 Burnaby Street                                       Supervisor of  Insurance
Hamilton HM 11
Bermuda

12th March, 2002



Mutual Risk Management, Ltd.
MRM House,
44 Church Street,
Hamilton HM 12

Attention:        Mr. Robert A. Mulderig
                  Chairman and C.E.O.

Dear Sirs,

We refer to our recent meeting and subsequent telephone calls regarding the issues affecting the MRM group of companies.

As discussed, the Supervisor of Insurance has deemed it appropriate in the circumstances to appoint an independent agent in addition to representatives from the Bermuda Monetary Authority and/or the Registrar of Companies (collectively to be known as "The Review Team") to review the business of the MRM group of companies ("MRM"). We understand that MRM are amenable to such a review and will allow full free and unrestricted access to the Review Team for that purpose. The terms and conditions which will govern the Review Team's conduct and appointment for the duration of this review are as follows:-

1.       Definitions
         -----------

         "Review Team"                      shall mean the agent or agents from
                                            KPMG Bermuda ("the Firm") appointed
                                            by the Supervisor of Insurance
                                            together with representatives from
                                            Bermuda Monetary Authority.

         "The Appointment"                  shall mean the carrying out of the
                                            functions set out in Section 2 below
                                            in accordance with the terms of this
                                            Agreement and for the purposes of
                                            providing a report to the Supervisor
                                            of Insurance on the affairs of MRM.







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         "The Information"                  shall mean all documentation created
                                            and received by MRM in original,
                                            copy, faxed or electronic form as is
                                            reasonably requested by the Agent
                                            for the purpose of carrying out the
                                            Appointment.

         "KPMG Contact"                     shall mean the person on the Review
                                            Team appointed by the Firm to manage
                                            the review team and to report
                                            directly to the Supervisor of
                                            Insurance. In the first instance
                                            this person shall be Richard
                                            Lightowler.

         "MRM"                              shall mean the companies set out in
                                            the schedules attached.

         "MRM Contact"                      shall mean the person who from time
                                            to time MRM appoints as the person
                                            with whom the Review Team will
                                            liaise in respect of the carrying
                                            out of the Appointment. In the first
                                            instance this person shall be Angus
                                            Ayliffe.

         "Personnel"                        shall mean all those persons
                                            employed by MRM.

         "The Report"                       shall mean any report or reports
                                            from time to time prepared by the
                                            Review Team pertaining to MRM and in
                                            respect of this Appointment.


2.       The Appointment
         ---------------

         (i) With effect from the date hereof the Review Team shall have full and free access to Information at any of MRM's offices during normal working hours for the purpose of carrying out the functions of the Appointment. Access outside normal working hours will be permitted by prior arrangement with the MRM Contact.

         (ii) Within 48 hours of the Appointment, the Review Team will provide to the MRM Contact a list of those persons within the Review Team who will be employed on the Appointment including the KPMG Contact.

         (iii) MRM will provide an office for the Review Team at MRM together with full and free access to the MRM Contact.

         (iv) All requests for Information by the Review Team will be made through the MRM Contact unless otherwise agreed by the MRM contact and will be acted upon expeditiously and fully.

         (v) All requests for access to personnel will be made through the MRM Contact and personnel shall be authorized by MRM to freely and fully answer any and all questions of the Review Team pertaining to MRM's business. The MRM Contact, or his appointed designate, will have the right to attend any interviews by the Review Team of personnel.

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         (vi)     With respect to Information pertaining to MRM which is not the property of MRM or access to persons who are not employed by MRM but who may have knowledge of MRM's business, MRM will make every effort to assist the Review Team in obtaining such information or to access such persons.

   3.    Costs of Review Team
         --------------------

         MRM will pay all reasonable fees and disbursements of the Review Team in carrying out the Appointment on the following conditions:

         (i) The firm will be engaged on a retainer basis whereby MRM will pay to it the sum of One Hundred and fifty-thousand Bermuda Dollars (BD$150,000.00) prior to the commencement of the Appointment. This will be held by the Firm on behalf of MRM subject to MRM paying invoices of the Firm approved by the Supervisor of Insurance within 7 days of receipt of approved invoices. Should payment of such approved invoices not be rendered within 7 days of receipt by MRM the Firm will be entitled to draw the amount of the outstanding approved invoices forthwith from said retainer.

         (ii) The Firm will render invoices to the Supervisor of Insurance at the end of each week with a summary of the work performed, identity of the fee earner, dates of the work and details of the disbursements.

         (iii) The Supervisor of Insurance, upon approval of the invoice, shall provide copies of those invoices submitted by the Firm within 7 days of receipt (marked as approved) to the MRM Contact for payment. Payment will be made by MRM within 7 days of receipt of the approved invoice subject to the provisions of paragraph (iv) below.

         (iv) If MRM has any questions pertaining to the invoices submitted it shall have the right to discuss these questions with the Firm directly in an effort to resolve them. If no resolution can be reached, MRM will submit its questions to the Supervisor of Insurance for resolution with the Firm and will agree to abide by the decision of the Supervisor of Insurance regarding the ultimate liability under the invoice. MRM, the Firm and the Supervisor of Insurance will resolve all such questions within 7 days of a dispute arising pertaining to the invoice and failure to do so shall entitle the Firm to draw such payment against the retainer held by the Firm.

         (v) On completion of the Appointment, as confirmed in writing by the Supervisor of Insurance to MRM and the Firm, the Firm will repay the balance of any retainer held by the Firm to MRM within 14 days.

   4.    Operations of MRM for duration of Appointment
         ---------------------------------------------

         (i) The Appointment shall not and is not intended to interfere, restrict or otherwise impact on the normal business operations of MRM. MRM will continue to operate its business in the normal course, including but not limited to any steps it







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                  is advised or believes it should take with respect to the
                  reorganization or sale of any or all parts of its business or assets.

         (ii) MRM will continue to report to the regulatory authorities in Bermuda as required and to do any and all other acts and take such steps as required by Bermuda law to ensure compliance with the Companies Act 1981, the Insurance Act 1978 and any other legislation pertaining to the conduct of its business.

   5.    Confidentiality
         ---------------

         (i) The disclosure of all Reports and Information obtained as a result of this review shall be subject to the provisions of the Insurance Act 1978 as amended by the Insurance Amendment Act 2001. The Supervisor of Insurance will keep any and all Reports and Information confidential and access to Reports and Information will be limited to those persons employed by the Review Team and appropriate personnel within the Authority. The Information and Reports received in connection with the Appointment will not be given to any third parties, other than to those permitted by law.

         (ii)     Each member of the Review team will be bound by the terms of
                  S.31 of the Bermuda Monetary Authority Act 1969.

   6.    Duration of Appointment
         -----------------------

         The Appointment will be for such period as is deemed necessary for the completion of the Appointment by the Review Team or as shall be determined by the Supervisor of Insurance.

Please sign the enclosed copy of this letter if you agree to these terms and we will so instruct our agent.

Yours faithfully

/s/  Cheryl-Ann Lister

Cheryl-Ann Lister (Mrs.)
Chairman & CEO
for Supervisor of Insurance


/s/  Robert A. Mulderig

For and on behalf of
MRM Group of Companies








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MRM Companies

Company Name                                                 Ownership          Domicile
                                                             Percentage
-------------------------------------------------------------------------------------------------
Mutual Risk Management Ltd.                                  N/A                Bermuda
Alpine Meadow Ltd.                                           100%               Bermuda
Asset Risk Managers Ltd.                                     100%               Bermuda
Buckeye Reinsurance Co. Ltd.                                 100%               Bermuda
Capital Mgt. Of Bermuda                                      100%               Bermuda
CF&M Insurance Managers                                      100%               Bermuda
Chesapeake Insurance Co.                                     100%               Bermuda
FICL                                                         100%               Bermuda
GAIL                                                         25%                Bermuda
H&H Mgmt. Services Ltd.                                      100%               Bermuda
H&H Park International                                       100%               Bermuda
Hemisphere Holdings Ltd.                                     100%               Bermuda
Hemisphere Mgmt. Ltd.                                        100%               Bermuda
Hemisphere Trust Co. Ltd.                                    40%                Bermuda
Hurst Holme Insurance Co.                                    100%               Bermuda
IAS (Barbados) Ltd.                                          100%               Bermuda
International Advisory Services Ltd.                         100%               Bermuda
IPC Mutual Holdings Ltd.                                     100%               Bermuda
Jedims Ltd.                                                  100%               Bermuda
Laguna Reinsurance Co. Ltd.                                  100%               Bermuda
MRM (Holdings) Ltd.                                          100%               Bermuda
MRM Financial Services Ltd.                                  100%               Bermuda
MRM Global Captive Group Ltd.                                100%               Bermuda
MRM Life (US) Ltd.                                           100%               Bermuda
MRM Life Ltd.                                                100%               Bermuda
MRM Private Clients                                          100%               Bermuda
MRM Securities Ltd.                                          100%               Bermuda
MRM Services Ltd.                                            100%               Bermuda
MRM Specialty Brokerage Ltd.                                 100%               Bermuda
Mutual Finance Ltd.                                          100%               Bermuda
Mutual Holdings Ltd.                                         100%               Bermuda
Mutual Indemnity (Bermuda) Ltd.                              100%               Bermuda
Mutual Indemnity (US) Ltd.                                   100%               Bermuda
Mutual Indemnity Ltd.                                        100%               Bermuda
Mutual Risk Captive Group Ltd.                               100%               Bermuda
Premium Securities (Bermuda) (SAC) Limited                   100%               Bermuda
Premium Securities Ltd.                                      100%               Bermuda
Shoreline Mutual (Bermuda) Ltd.                              100%               Bermuda
Shoreline Mutual Mgt. (Bermuda) Ltd.                         100%               Bermuda
SPDA                                                         100%               Bermuda
Valmet (Bermuda) Limited                                     100%               Bermuda


On request MRM will also provide access to information on its non Bermuda subsidiaries